UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On April 29, 2015, Kirby Corporation (“Kirby”) issued a press release announcing earnings for the first quarter ended March 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby’s incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to GAAP net earnings attributable to Kirby for the 2015 and 2014 first quarters is included in the press release.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Kirby held its Annual Meeting of Stockholders on April 28, 2015, at which the stockholders voted on the following matters:

1.            Barry E. Davis, Monte J. Miller and Joseph H. Pyne were elected Class II directors of Kirby to serve until the 2018 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
Barry E. Davis	47,581,056	313,241	16,787	2,813,421
Monte J. Miller	46,694,550	1,195,691	20,843	2,813,421
Joseph H. Pyne	45,671,831	2,226,250	13,003	2,813,421

2.            Reapproval of the material terms of the performance objectives under Kirby’s 2005 Stock and Incentive Plan:

For	45,408,255
Against	2,476,465
Abstain	26,364

3.            The Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2015 was ratified by the following vote:

For	50,528,740
Against	181,321
Abstain	14,444

4.        Advisory vote on the approval of the compensation of Kirby’s named executive officers:

For	47,165,524
Against	704,908
Abstain	40,652
Broker non-votes	2,813,421

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits:
99.1  Press release dated April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President
and Chief Financial Officer

Dated: April 30, 2015

EXHIBIT INDEX

Exhibit 99.1  Press release dated April 29, 2015